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                                                                   EXHIBIT 10.12

                                    Form of

                              CAPITAL CONTRIBUTION
                              COMMITMENT AGREEMENT

      This Capital Contribution Commitment Agreement ("Agreement") is made as of the _____ day of April, 2004 by and between WCA Waste Corporation, a Delaware corporation, (referred to herein as "Subscriber") and Waste Corporation of America, Inc., a Delaware corporation ("WCA"), with Waste Management, Inc., a Delaware corporation (the "Beneficiary"), as a third party beneficiary hereof.

      WHEREAS, on September 28, 2000 WCA and the Beneficiary entered into that certain Promissory Note in the initial principal amount of $10,446,582.00 (the "Note") pursuant to which WCA undertook to pay to Beneficiary that amount in connection with the purchase of certain waste collection and disposal assets;

      WHEREAS, Subscriber, WCA and other affiliated entities have entered into that certain Reorganization Agreement, effective April ___, 2004 and as may be amended (the "Reorganization Agreement"), pursuant to which, among other things, WCA to merge into WCA Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Subscriber, which in turn is a wholly-owned subsidiary of WCA, with the result that WCA will survive the merger and become a wholly-owned subsidiary of the Subscriber (the "Inversion Merger");

      WHEREAS, following the Inversion Merger and other transactions contemplated by the Reorganization Agreement, the Subscriber intends to complete an initial public offering of its common stock and list such stock on the Nasdaq Stock Market (the "IPO");

      WHEREAS, the Subscriber intends to contribute a portion of the proceeds from the IPO to WCA in order that WCA will make full payment to the Beneficiary of the amount due under the Note, which will be approximately $13.8 million (including principal and accrued but unpaid interest);

      WHEREAS, pursuant to the Contribution Agreement, if the IPO does not close by August 31, 2004, then the Subscriber will not make a capital contribution to WCA, but will instead agree to guarantee the payment of the Note to the Beneficiary, and the Subscriber and Beneficiary have entered into a Guaranty Agreement, dated as of a date even herewith ("Guaranty"), to such effect;

      WHEREAS, in order to facilitate the Inversion Merger and consummate that and other transactions contemplated by the Reorganization Agreement, Subscriber has agreed to execute and deliver an agreement reflecting its commitment to make a capital contribution to WCA to fund the repayment of the Note;

      WHEREAS, Beneficiary has consented to the Inversion Merger and the other transactions set forth in the Reorganization Agreement.

      NOW, THEREFORE, in consideration of the premises and the agreements herein, the parties hereto agrees as follows:
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      1. AGREEMENT REGARDING SUBSCRIPTION FOR COMMON STOCK. In partial consideration for WCA entering into the Inversion Merger and delivering shares of common stock, par value $0.01 per share, of WCA ("Common Stock") to Subscriber in the Inversion Merger, Subscriber hereby subscribes for such Common Stock and WCA hereby accepts the above subscription for Common Stock on the terms set forth in this Agreement, and agrees to issue and deliver such Common Stock in the Inversion Merger.

      2. CONSIDERATION. The consideration for the issuance of such Common Stock is either (i) $20,000,000, which shall be delivered by Subscriber to WCA via wire transfer at the Closing (as defined below) or (ii) the Guaranty (as defined below).

      3. COMMON STOCK CERTIFICATES. Company shall cause to be issued and delivered to Subscriber in the Inversion Merger certificates representing the Common Stock to be issued to Subscriber.

      4. CONDITION PRECEDENT. The commitment of Subscriber to contribute capital as provided in Section 2(i) shall be conditioned on Subscriber completing an initial public offering of its common stock ("IPO") on or before August 31, 2004. If such date passes without a closing of an IPO, then the commitment by Subscriber to contribute capital shall be terminated, and by its terms, the Guaranty Agreement, dated a date even herewith, by Subscriber as guarantor in favor of the Beneficiary (the "Guaranty") shall become effective and shall be deemed to be the consideration for the Common Stock as provided by Section 2(ii).

      5. CLOSING. (a) If a closing of an IPO occurs, then effective immediately after such closing, there shall be deemed to be a closing under this Agreement ("Closing") at which the consideration for the Common Stock set forth in Section 2(i) shall be delivered and Section 2(ii) shall cease to be of effect and shall be null and void.

      (b) If August 31, 2004 passes without the closing of an IPO, then there shall be deemed to be a closing under this Agreement on such date
(alternatively, the "Closing") at which time the consideration for the Common Stock set forth in Section 2(ii) shall be deemed to have been delivered and
Section 2(i) shall cease to be of effect and shall be null and void.

      6. REPRESENTATIONS AND WARRANTIES OF WCA. WCA hereby represents and warrants that all Common Stock issued by it hereunder are and shall be duly authorized, fully paid and non-assessable; and shall be issued to Subscriber subject to no pre-emptive rights and no other adverse rights of any other party.

      7. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. Subscriber represents and warrants that it understands and agrees that the Common Stock have not and will not be registered under any federal or state securities laws including, but not limited to, the Securities Act of 1933, as amended, and that no federal or state governmental agency or authority has approved or passed upon the issuance of such Common Stock. Subscriber further acknowledges, understands and agrees that WCA may affix the following legend in substantially the following form to the certificates evidencing the Common Stock:

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"THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE COMMON STOCK MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."

      8. APPLICABLE LAW. Disagreement and the rights of the parties hereto shall be interpreted, governed and construed in accordance with the laws of the State of Texas.

      9. TRANSFER TAXES. Any transaction, privilege, sales, transfer or other taxes payable by reason of the purchase and sale of shares provided for in this Agreement shall be paid by the Subscribers.

      10. THIRD PARTY BENEFICIARY. This Agreement is expressly intended to confer upon the Beneficiary certain rights of a third party beneficiary to require Subscriber to perform its obligations under this Agreement in accordance with the terms and conditions of this Agreement.

      11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which upon execution shall be deemed to be an original.

                           [signature page to follow]

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                                        SUBSCRIBER:

                                        WCA WASTE CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        COMPANY:

                                        WASTE CORPORATION OF
                                        AMERICA, INC.


                                        By:
                                                 -------------------------------
                                        Name:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------

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